Exhibit 10.1

VOTING AGREEMENT

THIS AGREEMENT is dated as of November 5, 2013 (this “Agreement”)

BETWEEN:

JONATHAN ROSS GOODMAN

(the “Company Shareholder”)

AND:

ENDO HEALTH SOLUTIONS INC., a corporation incorporated under the laws of Delaware

(“Parent”).

WHEREAS:

A. Paladin Labs Inc., a corporation continued under the laws of Canada (the “Company”), Parent, Sportwell Limited, a company incorporated in Ireland, ULU Acquisition Corp., a corporation incorporated under the laws of Delaware, RDS Merger Sub, LLC, a limited liability company organized under the laws of Delaware (“Merger Sub”), Sportwell II Limited, a company incorporated in Ireland, and 8312214 Canada Inc., a corporation incorporated under the laws of Canada (“CanCo”), have entered into an Arrangement Agreement (the “Arrangement Agreement”) providing for (i) the acquisition by CanCo of all of the outstanding shares of the Company by means of the Arrangement (including, for greater certainty, pursuant to the Holdco Alternative) and (ii) the merger of Merger Sub with and into Parent, with Parent being the surviving corporation, or such other similar transaction as may be agreed by Parent and the Company (such transactions together with any other transaction contemplated by the Arrangement Agreement, the “Transaction”);

B. The Company Shareholder or its Affiliates (which includes for the purposes of this Agreement, any entity controlled by the Company Shareholder or an Affiliate of any entity controlled by the Company Shareholder) is the record or beneficial owner (as defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares in the capital of the Company (the “Shares”), options to acquire such shares, if any (the “Options”), and warrants to acquire such shares, if any (the “Warrants”), set forth next to the Company Shareholder’s name in Schedule A of this Agreement (the Shares, Options and Warrants are collectively referred to herein as the “Securities”); and

C. Parent requires the Company Shareholder to enter into this Agreement with respect to the Securities in order to set out the terms and conditions of the agreement of the Company Shareholder to support the Transaction and to vote the Securities in favour of the Transaction at any meeting of the Company’s shareholders, optionholders or warrantholders called to consider such Transaction.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions in the Arrangement Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms by the Arrangement Agreement. All references herein to the Arrangement Agreement or any portion thereof refer to the Arrangement Agreement as originally executed by the parties thereto as of the date hereof and without giving effect to any subsequent amendments, modifications, restatements or waivers thereof except ones that have been approved by the Company Shareholder in writing or that result solely from the waiver of one or more conditions that may be waived without the consent of the Company Shareholder pursuant to paragraph 4.

2.	[RESERVED]

3.	Obligations of Parent to Complete the Transaction. The obligation of Parent to complete the Transaction shall be subject only to the conditions set forth in Article 8 of the Arrangement Agreement.

4.	Amendments to the Arrangement Agreement. Parent may, in its sole discretion, modify or waive any term or condition of the Arrangement Agreement in accordance with its terms, provided that Parent shall not, without the prior written consent of the Company Shareholder: (a) impose additional conditions to completion of the Transaction; (b) change the amount or form of consideration per Security payable pursuant to the Transaction (other than to increase the total consideration per Security or add additional consideration); or (c) otherwise vary the Transaction or any terms or conditions thereof in a manner that is material and adverse to shareholders of the Company.

5.	Agreement to Vote Securities. At the Company Meeting or at any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which a vote, consent or other approval of all or some of the shareholders of the Company with respect to the Arrangement Resolution is sought, the Company Shareholder shall vote (or cause to be voted) all of the Company Shareholder’s Securities entitled to be voted thereat and any other shares in the capital of the Company owned, beneficially or of record as set forth next to its name in Schedule A of this Agreement and any Additional Securities (as that term is defined herein) owned, beneficially or of record by the Company Shareholder (its “Owned Securities”):

(a)	in favor of approval of the Transaction, including without limitation in favor of approval of the Arrangement Resolution, and any actions required in furtherance thereof; and

(b)

against the following actions (other than the Arrangement and the transactions contemplated by the Arrangement Agreement): (i) any acquisition proposal or merger, takeover bid, amalgamation, plan of arrangement, business combination or similar transaction involving the Company, other than the Transaction (an

“Alternative Transaction”); (ii) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries; (iii) any amendment of the Company’s certificate of incorporation or bylaws that would reasonably be regarded as being directed towards or likely to prevent, delay or impede the consummation of the Transaction; (iv) any action or transaction that would result in a breach of any representation, warranty covenant or agreement of the Company under the Arrangement Agreement; or (v) any other action or transaction that would reasonably be regarded as being directed towards or likely to prevent, delay or impede the consummation of the Transaction.

6.	[RESERVED]

7.	Representations of the Company Shareholder. The Company Shareholder represents and warrants to Parent (and acknowledges that Parent is relying upon such representations and warranties) as follows:

(a)	it or one of its Affiliates is the record or beneficial owner of the Owned Securities with good and marketable title thereto free and clear of any liens, pledges, mortgages, charges, restrictions, security interests, adverse claims and demands or rights of others of any nature or kind whatsoever (including without limitation any restriction on the right to vote, tender or otherwise transfer such Owned Securities), other than as may be imposed by applicable securities laws;

(b)	no person has any agreement or option, or any right or privilege, whether by law, pre-emptive or contractual, capable of becoming an agreement or option, for the exchange, acquisition or transfer from the Company Shareholder or any of its Affiliates of any of its Owned Securities or any interest therein or right thereto;

(c)	it or one of its Affiliates has sole voting power and exclusive right of disposition with respect to the Owned Securities and sole power to agree to all matters set forth in this Agreement and neither the Company Shareholder nor any of its Affiliates has previously granted or agreed to grant a proxy or other right to vote in respect of such Securities or entered into any voting trust, nor pooling or other agreement with respect to the right to vote, call meetings of securityholders or give consents or approvals of any kind as to such Securities except those which are no longer of force or effect;

(d)	except for any Securities subject to that certain Voting Agreement, dated as of the date hereof, between Parent and 4527712 Canada Inc., 3487911 Canada Inc., 3260217 Nova Scotia Company, 3487938 Canada Inc., Joddes Limited, Deborah Goodman Davis and The Goodman Davis 2008 Family Trust, neither the Company Shareholder nor any of its Affiliates beneficially owns or controls any securities of the Company other than its Owned Securities;

(e)

it has the legal capacity, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company Shareholder and, assuming the due authorization, execution and delivery by Parent, this Agreement constitutes the legal, valid and binding obligation of the Company Shareholder, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity;

(f)	except as may be set forth in the Arrangement Agreement (including, without limitation, filings as may be required under applicable securities laws), no filing with, and no permit, authorization, consent, or approval of, any Governmental Authority is necessary for the execution of this Agreement by the Company Shareholder and the consummation by the Company Shareholder of the transactions contemplated by this Agreement, and (ii) none of the execution and delivery of this Agreement by the Company Shareholder, the consummation by the Company Shareholder of the transactions contemplated by this Agreement or compliance by the Company Shareholder with any of the provisions of this Agreement shall (A) conflict with or result in any breach of the organizational documents, if applicable, of the Company Shareholder, (B) result in a material violation or material breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any third party right of termination, cancellation, amendment, or acceleration) under any of the terms, conditions, or provisions of any material note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which the Company Shareholder is a party, or (C) violate any order, writ, injunction, decree, judgment, statute, rule, or regulation applicable to the Company Shareholder, except in each case under clauses (B) and (C), where the absence of filing or authorization, conflict, violation, breach, or default would not materially impair or materially adversely affect the ability of such Company Shareholder to perform such Company Shareholder’s obligations hereunder on a timely basis; and

(g)	there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Authority, or, to the knowledge of the Company Shareholder, threatened against the Company Shareholder, any of its Affiliates or any of their respective properties that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company Shareholder’s ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against the Company Shareholder or any of its Affiliates that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on the Company Shareholder’s ability to consummate the transactions contemplated by this Agreement.

8.	Representations of Parent. Parent represents and warrants to the Company Shareholder that (and acknowledges that the Company Shareholder is relying upon such representations and warranties):

(a)	Parent is, and will be as at the Effective Time, validly existing under the laws of Delaware;

(b)	it has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(c)	it has full power and authority to make, enter into and carry out the terms of this Agreement;

(d)	no consent, approval or authorization of, or declaration or filing with, or notice to, any governmental entity or stock exchange which has not been received or made is required by Parent in connection with the execution and delivery of this Agreement; and

(e)	there are no legal proceedings in progress or pending before any governmental entity, or to the knowledge of Parent, threatened against Parent or its Affiliates that would adversely affect in any manner the ability of Parent to enter into this Agreement or the Arrangement Agreement and to perform its obligations hereunder or thereunder.

9.	No Action to Reduce Likelihood of Success or Delay. The Company Shareholders will not, and will not permit any of its Affiliates to:

(a)	solicit proxies or become a participant in a solicitation of proxies for any Alternative Transaction;

(b)	assist any person, entity or group in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit Parent in connection with the Transaction;

(c)	solicit, initiate, knowingly encourage or knowingly facilitate a shareholders’ vote with respect to any Alternative Transaction;

(d)	become a member of a “group” (as defined by the Securities Exchange Act of 1934, as amended) or act jointly or in concert (as “acting jointly or in concert” is interpreted under applicable Canadian securities laws) with respect to any voting securities of the Company with respect to any Alternative Transaction;

(e)	otherwise take any action that the Company is prohibited from taking under the Arrangement Agreement;

(f)	take any other action of any kind that might reasonably be regarded as likely to reduce the success of, or delay or interfere or compete with the completion of, the proposed transaction or any other transaction contemplated by the Arrangement Agreement;

(g)	solicit, initiate, knowingly encourage or knowingly facilitate any Acquisition Proposal;

(h)	participate in any discussions, conversations, negotiations or other communications with any person with respect to an Acquisition Proposal; or

(i)	furnish any information to any person in connection with a proposed Acquisition Proposal or otherwise assist, facilitate or encourage the making of, or cooperate in any way regarding, any Acquisition Proposal.

10.	[RESERVED]

11.	Covenants of the Company Shareholder. Except with the prior written consent of Parent, the Company Shareholder and/or any of its Affiliates agrees as follows:

(a)	No later than one (1) Business Day before the Company Meeting, the Company Shareholder shall deliver or cause to be delivered to the Company, with a copy to Parent concurrently, a duly executed proxy or proxies in respect of the Owned Securities directing those individuals as may be designated by the Company in the Joint Proxy Statement/Circular to vote (i) in favour of the approval of the Arrangement Resolution, and (ii) in favour of any other matter necessary for the consummation of transactions contemplated by the Arrangement Agreement, and each such proxy or proxies shall not be revoked without the written consent of Parent.

(b)	The Company Shareholder shall not (i) directly or indirectly, sell, transfer, tender, pledge, encumber, gift, assign or otherwise dispose of or exchange any or all of the Owned Securities or enter into any contract, option, agreement, arrangement or understanding (including any profit sharing agreement) in connection therewith, (ii) grant any proxies or powers of attorney, or any other authorization or consent with respect to any or all of such Owned Securities or (iii) deposit any of such Owned Securities into a voting trust or enter into a voting agreement with respect to any of such Owned Securities; provided that, the Company Shareholder may (A) exercise Options or Warrants to acquire additional Shares, and (B) transfer Securities to a corporation or other entity, directly or indirectly, wholly-owned by the Company Shareholder, to a private foundation controlled by the Company Shareholder or Affiliate of the Company Shareholder or any parties related thereto, or to a charitable remainder trust of which the Company Shareholder or an Affiliate thereof is a beneficiary, provided that (1) such transfer shall not relieve or release the Company Shareholder of or from its obligations under this Agreement, including, without limitation the obligation of the Company Shareholder to vote or cause to be voted all its Owned Securities in favour of the Transaction, (2) prompt written notice of such transfer is provided to Parent, (3) the transferee agrees to be bound by the terms hereof pursuant to documentation approved in writing by Parent in advance of such transfer and (4) the transferee continues to be a Company Shareholder or a corporation or other entity, directly or indirectly, wholly-owned by the Company Shareholder, at all times prior to the Effective Time.

(c)	The Company Shareholder agrees with, and covenants to, Parent that (i) this Agreement and the obligations hereunder shall attach to the Company Shareholder’s Owned Securities and shall be binding upon any person or entity to which legal or beneficial ownership shall pass, whether by operation of law or otherwise, including, without limitation, the Company Shareholder’s successors or assigns and (ii) the Company Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Company Shareholder’s Owned Securities, unless such transfer is made in compliance with this Agreement and the Company Shareholder shall promptly following the date hereof authorize and instruct the Company to instruct its transfer agent to enter a stop transfer order with respect to all of its Owned Securities with respect to any transfer not permitted hereunder.

(d)	The Company Shareholder hereby covenants and agrees that it will not exercise any rights of appraisal or rights of dissent provided under any applicable laws or otherwise in connection with the Arrangement or the transactions contemplated by the Arrangement Agreement considered at the Company Meeting in connection therewith.

(e)	In the event the Company Shareholder becomes the record or beneficial owner of (i) any common shares of the Company or any other securities of the Company, (ii) any securities which may be converted into or exchanged for such shares or other securities or (iii) any securities issued in replacement of, or as a dividend or distribution on, or otherwise in respect of, such shares or other securities (collectively, “Additional Securities”), the terms of this Agreement shall apply to any of such Additional Securities as though owned by the Company Shareholder on the date of this Agreement.

(f)	The Company Shareholder is entering into this Agreement solely in its capacity as the record or beneficial owner of its Owned Securities. Nothing contained in this Agreement shall limit the rights and obligations of the Company Shareholder, any of its Affiliates, representatives or any employee of any of its Affiliates in his or her capacity as a director or officer of the Company, and the agreements set forth herein shall in no way restrict any director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company in his or her capacity as such. The Company Shareholder shall have no liability to Parent or any of its Affiliates under this Agreement as a result of any action or inaction by the Company Shareholder acting in his capacity as a director or officer of the Company.

12.	Other Covenants. The Company Shareholder agrees to the details of this Agreement being set out in any information circular or disclosure document produced by the Company or Parent in connection with the Transaction and to this Agreement being available for public inspection to the extent required by law.

13.	[RESERVED]

14.	Parent Acknowledgements. Parent acknowledges that, if the Company Shareholder is also a director, officer or employee of the Company or any of its subsidiaries, that the provisions of this Agreement shall bind the Company Shareholder solely in his or her capacity as a Company Shareholder of the Company and shall not be deemed or interpreted to bind the Company Shareholder in his capacity as a director, officer or employee of the Company or any of its subsidiaries.

15.	Automatic Termination. Unless otherwise provided for herein, this Agreement shall terminate on the earlier of: (a) the consummation of the Transaction and (b) termination of the Arrangement Agreement.

16.	Termination by the Company Shareholder or Parent. This Agreement may be terminated by notice in writing:

(a)	at any time prior to the Effective Time, by the mutual agreement of the parties;

(b)	by the Company Shareholder, if the Effective Date has not occurred by the Outside Date;

(c)	by the Company Shareholder, if the Arrangement Agreement is amended by the parties thereto in a manner that results in a reduction of the purchase price payable per Security; or

(d)	by the Company Shareholder, if Parent Reference VWAP is less than 76% of US$44.4642 For purposes of this Agreement, “Parent Reference VWAP” means the volume weighted average price per share of the common stock of Parent for the regular trading session of NASDAQ as displayed under the heading “Bloomberg VWAP” on Bloomberg Page ENDP <equity> AQR for the ten trading days ending on the third trading day prior to the date of the Company Meeting (the “Reference Valuation Period”) in respect of the period from 9:30 am to 4:00 p.m. (New York City time) for such Reference Valuation Period; or if such volume weighted average price is not available, as determined by a Calculation Agent, using reasonable, good faith estimate of such price for such Reference Valuation Period. The Calculation Agent shall be a nationally recognized independent investment banking firm jointly selected by Parent and the Company for such purpose.

17.	Effect of Termination. If this Agreement is terminated in accordance with paragraphs 15 or 16, the provisions of this Agreement will become void and no party shall have liability to any other party, except in respect of a breach of this Agreement which occurred prior to such termination. The Company Shareholder shall be entitled to withdraw any form of proxy in respect of the Arrangement Resolution in the event this Agreement is terminated in accordance with paragraphs 15 or 16.

18.

Specific Performance. The parties agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached for which money damages would not be an adequate remedy at law. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions and other equitable relief to prevent breaches of this Agreement, any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief hereby being waived.

19.	No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership at law or in equity with respect to any of the Securities or any right or entitlement to acquire or become the owner at law or in equity of the Securities. Except as otherwise set forth in this Agreement, any rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to the Company Shareholder and its Affiliates, as the case may be. Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Company Shareholder or his Affiliates in the voting of any of the Securities, except as otherwise provided herein, or in the performance of the Company Shareholder’s and its Affiliates’ duties or responsibilities as a Company Shareholder of the Company.

20.	Successors and Assigns. The provisions of this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its or his rights, interests or obligations under this Agreement without the prior written consent of the other party, except that Parent may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement to a direct or indirect subsidiary, without reducing its own obligations hereunder, without the prior consent of the Company Shareholder.

21.	Confidentiality. Each of the parties hereto shall maintain in confidence the matters referred to in this Agreement and shall not make any public disclosure, except to the extent required by applicable law or the requirements of any securities regulatory authority or stock exchange, of the terms of this Agreement without the consent of the other parties, such consent not be unreasonably withheld.

22.	Entire Agreement. This Agreement supersedes all prior agreements among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be modified or waived, except expressly by an instrument in writing signed by all the parties hereto. No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any such waiver be deemed a continuing waiver of any matter by such party.

23.	Notice. Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and will be given by personal delivery or by electronic means of communication addressed to the recipient as follows:

if to the Company Shareholder:

605 Cote Saint-Antoine

Westmount, Québec H3Y 2K5

with a copy (which shall not constitute notice) to:

Davies Ward Phillips & Vineberg LLP

1501 McGill College Avenue, Suite 2600

Montréal, Québec H3A 3N9

Canada

Attention: Richard Cherney and Olivier Désilets

Fax No.: (514) 841-6499

if to Parent:

Endo Health Solutions Inc.

1400 Atwater Drive

Malvern, PA 19355

Attention: Caroline B. Manogue

Facsimile No.: (610) 884-7159

E-mail: manogue.caroline@endo.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

	Attention:	Eileen Nugent, Esq.
Brandon Van Dyke, Esq.
	Facsimile No.:	(212) 735-2000
	E-mail:	eileen.nugent@skadden.com
brandon.vandyke@skadden.com

Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the business day during which such normal business hours next occur if not given during such hours on any day.

24.	Further Assurances. Each of the parties hereto agrees to execute such further and other deeds, documents and assurances and to do such further and other acts as may be necessary to carry out the true intent and meaning of this Agreement fully and effectually.

25.	Severability. Each of the covenants, provisions, sections, subsections and other subdivisions hereof is severable from every other covenant, provision, section, subsection and subdivision and the invalidity or unenforceability of any one or more covenants, provisions, sections, subsections and other subdivisions hereof shall not effect the validity or enforceability of the remaining covenants, provisions, sections, subsections or subdivisions hereof.

26.	Governing Law. This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) or, if, but only if, the Chancery Court lacks subject matter jurisdiction, any Federal court located in the State of Delaware with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement, in any court other than any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Chancery Court or, if, but only if, the Chancery Court lacks subject matter jurisdiction, in any Federal court located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

27.	Counterparts. This Agreement may be executed and delivered in any number of counterparts (including by facsimile or electronic transmission), each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument, and each party may enter into this Agreement by executing a counterpart and delivering it to the other party (by personal delivery, facsimile, electronic transmission or otherwise).

28.	Interpretation Not Affected by Headings. The division of this Agreement into articles, sections, paragraphs and subparagraphs and the insertion of a table of contents and headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement, and not to any particular article, section or other portion hereof. Unless something in the subject matter or context is clearly inconsistent therewith, references herein to an article, section, subsection, paragraph, clause, subclause or schedule by number or letter or both are to that article, section, subsection, paragraph, clause or subclause in this Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

ENDO HEALTH SOLUTIONS INC.

Authorized Signatory

JONATHAN ROSS GOODMAN

SCHEDULE A

OWNERSHIP OF SECURITIES

Name of Company Shareholder	Number of Shares	Number of Warrants	Number of Options

Jonathan Ross Goodman	155,917	Nil	252,500

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